EXHIBIT 10.47
FIRST AMENDMENT TO RIGHTS AGREEMENT
               FIRST AMENDMENT, dated as of September 9, 2005 (“First Amendment”), to Rights Agreement dated as of February 11, 2003 (the “Rights Agreement”), between Questcor Pharmaceuticals, Inc., a California corporation (the “Company”), and Computershare Trust Company, Inc. (the “Rights Agent”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Rights Agreement.
               WHEREAS, the Company and the Rights Agent previously entered into the Rights Agreement; and
               WHEREAS, pursuant to Section 26 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend any provision of the Rights Agreement in accordance with the terms of such Section 26.
               NOW, THEREFORE, in consideration of the foregoing promises and mutual agreements set forth in this Amendment, the parties hereby amend the Rights Agreement as follows:
               1.     Section 1.1 of the Rights Agreement is hereby amended and restated in its entirety as follows:
““Acquiring Person” shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 15% or more of the Common Shares of the Company then outstanding but shall not include (i) an Exempt Person or (ii) any Existing Holder, unless and until such time as such Existing Holder shall become the Beneficial Owner of one or more additional Common Shares of the Company (other than pursuant to (i) a dividend or distribution paid or made by the Company on the outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares, (ii) the purchase of up to an additional 800,000 Common Shares on or after August 8, 2005 by such Existing Holder, or (iii) in the event that the Company issues additional Common Shares after August 8, 2005 (other than issuances pursuant to stock option programs or other equity incentive arrangements and issuances pursuant to the exercise or conversion of securities outstanding on August 8, 2005), the purchase of additional Common Shares by such Existing Holder so long as such Existing Holder does not become the Beneficial Owner of a greater percentage of the Common Shares than the percentage such Existing Holder beneficially owned on August 8, 2005), unless, upon becoming the Beneficial Owner of such additional Common Shares, such Existing Holder is not then the Beneficial Owner of 15% or more of the Common Shares then outstanding. “Existing Holder” shall mean Sigma-Tau Finanziaria SpA, together with all of its Affiliates and Associates, including, without limitation Defiante Farmaceutica LDA (formerly known as Defiante Farmaceutica Unipessoal LDA), Sigma-Tau International S.A. (formerly known as

Sigma-Tau Finance Holding S.A.), Chaumiere — Consultadoria & Servicos SDC Unipessoal LDA, Aptafin SpA, Paolo Cavazza and Claudio Cavazza. Notwithstanding the foregoing, no Person shall become an “Acquiring Person” as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 15% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 15% or more of the Common Shares of the Company then outstanding solely by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of one or more additional Common Shares of the Company (other than pursuant to a dividend or distribution paid or made by the Company on the outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares), then such Person shall be deemed to be an “Acquiring Person” unless upon becoming the Beneficial Owner of such additional shares of Common Stock such Person does not beneficially own 15% or more of the shares of Common Stock then outstanding. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this Section 1.1, has become such inadvertently (including, without limitation, because (A) such Person was unaware that it beneficially owned a percentage of Common Stock that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership of Common Stock but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), and without any intention of changing or influencing control of the Company, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an Acquiring Person, as defined pursuant to the foregoing provisions of this Section 1.1, then such Person shall not be deemed to be or have become an “Acquiring Person” at any time for any purposes of this Agreement. For all purposes of this Agreement, any calculation of the number of Common Shares outstanding at any particular time, including for purposes of determining the particular percentage of such outstanding Common Shares of which any Person is the Beneficial Owner, shall be made in accordance with the last sentence of Rule 13d-3(d)(1)(i) of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as in effect on the date of this Agreement.”
               2.     The second paragraph of Exhibit C to the Rights Plan (SUMMARY OF RIGHTS TO PURCHASE PREFERRED SHARES), is hereby amended and restated in its entirety as follows:
“Until the earlier to occur of (i) ten (10) days following a public announcement that a person or group of affiliated or associated persons has acquired or obtained the right to acquire, beneficial ownership of 15% or more of the Common Shares (an “Acquiring Person”) (other than an Existing Holder (defined as Sigma-Tau Finanziaria SpA, together with all of its Affiliates and Associates, including, without limitation Defiante Farmaceutica LDA (formerly known as Defiante Farmaceutica Unipessoal LDA), Sigma-Tau International S.A. (formerly known as Sigma-Tau Finance Holding S.A.), Chaumiere

- Consultadoria & Servicos SDC Unipessoal LDA, Aptafin SpA, Paolo Cavazza and Claudio Cavazza), unless and until such time as such Existing Holder shall become the Beneficial Owner of one or more additional Common Shares of the Company (other than pursuant to (i) a dividend or distribution paid or made by the Company on the outstanding Common Shares in Common Shares or pursuant to a split or subdivision of the outstanding Common Shares, (ii) the purchase of up to an additional 800,000 Common Shares on or after August 8, 2005 by such Existing Holder, or (iii) in the event that the Company issues additional Common Shares after August 8, 2005 (other than issuances pursuant to stock option programs or other equity incentive arrangements and issuances pursuant to the exercise or conversion of securities outstanding on August 8, 2005), the purchase of additional Common Shares by such Existing Holder so long as such Existing Holder does not become the Beneficial Owner of a greater percentage of the Common Shares than the percentage such Existing Holder beneficially owned on August 8, 2005), unless, upon becoming the Beneficial Owner of such additional Common Shares, such Existing Holder is not then the Beneficial Owner of 15% or more of the Common Shares then outstanding) or (ii) ten (10) business days (or such later date as may be determined by action of the Board of Directors prior to such time as any person or group of affiliated persons becomes an Acquiring Person) following the commencement or announcement of an intention to make a tender offer or exchange offer the consummation of which would result in the beneficial ownership by a person or group of 15% or more of the Common Shares (the earlier of (i) and (ii) being called the “Distribution Date”), the Rights will be evidenced, with respect to any of the Common Share certificates outstanding as of the Record Date, by such Common Share certificate together with a copy of this Summary of Rights.”
               3.     This First Amendment shall be effective as of the date hereof and, except as expressly set forth herein, the Rights Agreement shall remain in full force and effect and be otherwise unaffected hereby.
               4.     This First Amendment may be executed in any number of counterparts, each of which, when executed, shall be deemed to be an original and all such counterparts shall together constitute one and the same document.

                IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.

QUESTCOR PHARMACEUTICALS, INC.
By:	/s/ James L. Fares
	Name:	James L. Fares
	Title:	President and Chief Executive Officer

COMPUTERSHARE TRUST COMPANY, INC.
By:	/s/ Kellie Gwinn
	Name:	Kellie Gwinn
	Title:	Vice President

By:	/s/ John M. Wahl
	Name:	John M. Wahl
	Title:	Corporate Trust Officer

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